AMENDMENT TO AN
AGREEMENT

AMONG
THE SHAREHOLDERS OF BEATTIE GOLD MINES LTD.
AND
CLIFTON STAR RESOURCES INC.
AND
BEATTIE GOLD MINES LTD.

MADE AS OF THE 24th DAY OF NOVEMBER, 2008

Amendment to an Agreement made as of the  24th day of November, 2008

BETWEEN

THE SHAREHOLDERS OF BEATTIE GOLD MINES LTD., all of 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, RSJ 0L4;

(hereinafter referred to as the "Optional.")

OF THE FIRST PART

AND:

CLIFTON STAR RESOURCES INC., having its registered office at 430680 Hornby Street, in the City of Vancouver, in the Province of British Columbia, V6C 3B6;

(hereinafter called the "Optionee")

OF THE SECOND PART

AND:

BEATTIE GOLD MINES LTD., having its registered office at 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J OL4;

(hereinafter called "Beattie)

OF THE THIRD PART

WHEREAS the Parties hereto entered into an Agreement dated May 1st, 2008, which was amended July 22nd, 2008 (hereinafter referred to as "the Agreement") and which is attached as Schedule A.

AND WHEREAS there has been unforeseeable delay associated with the performance of the due diligence required by the Optionee in order to make a decision whether or not to continue with the Agreement In consideration of the Parties hereto continuing to honour it, and the payment of $200,000 on December 1st, 2008 by the Optionee to the Optionor, the Agreement is amended as follows:

1.

Under the terms of Paragraph 1(b) of the Agreement, the Parties agree to extend to July 1st, 2009, the time allowed for the Optionee to perform due diligence and make a decision whether or not to continue under the terms of the Agreement. On or before July 1st, 2009, if the Optionee decides to proceed with the Agreement, it shall deliver to the Optionors written notice of that decision. The date of such notice shall be the "Confirmation Date". The payment to be made on the Confirmation Date shall be the original amount which was payable on the Confirmation Date less the $200,000 payment of December 1st, 2008 ($3,600,000.00 less $200,000.00 = $3,400,000.00).

2.

Under the terms of Paragraph 1.02 of the Agreement, the Optionor may, at its sole discretion, elect to accept the payment for its shares ($16,000,000.00) either (a) in cash or (b) in shares of a Third Party with whom the Optionor might have dealings relating to the Property or (c) a combination of cash and aforesaid shares. Said election shall be made by the shareholders either individually or as a group.

In Witness Whereof this Agreement has been executed by the parties hereto as of the day and year first above written.

AMENDMENT TO AN
AGREEMENT

AMONG

THE SHAREHOLDERS OF 2588111 MANITOBA LTD.

AND
CLIFTON STAR RESOURCES INC.

AND
2588111 MANITOBA LTD.

AND

173714 CANADA INC.

MADE AS OF THE 24th DAY OF NOVEMBER, 2008

Amendment to an Agreement made as of the 24th day of November, 2008

BETWEEN

THE SHAREHOLDERS OF 2588111 MANITOBA LTD. , all of 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J OL4;

(hereinafter referred to as the "Optionor")

OF THE FIRST PART

AND

CLIFTON STAR RESOURCES INC., having its registered office at 430588 Hornby Street, in the City of Vancouver, in the Province of British Columbia, V6C 3B6;

(hereinafter called the "Optionee")

OF THE SECOND PART

AND

2588111 MANITOBA LTD., having its registered office at 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J OL4;

(hereinafter called "2588111")

OF THE THIRD PART

AND

173714 CANADA INC., having its registered office at 2147 Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J 0L4;

(hereinafter called "173714")

OF THE FOURTH PART

WHEREAS the Parties hereto entered into an Agreement dated May 1st, 2008, which was amended July 22nd, 2008 (hereinafter referred to as "the Agreement") and which is attached as Schedule A.

AND WHEREAS there has been unforeseeable delay associated with the performance of the due diligence required by the Optionee in order to make a decision whether or not to continue with the Agreement. In consideration of the Parties hereto continuing to honour it, and the payment of $200,000 on December 1st, 2008 by the Optionee to the Optionor, the Agreement is amended as follows:

1.

Under the terms of Paragraph 1(b) of the Agreement, the Parties agree to extend to July 1st, 2009, the time allowed for the Optionee to perform due diligence and make a decision whether or not to continue under the terms of the Agreement. On or before July 1st, 2009, if the Optionee decides to proceed with the Agreement, it shall deliver to the Optionors written notice of that decision. The date of such notice shall be the "Confirmation Date". The payment to be made on the Confirmation Date shall be the original amount which was payable on the Confirmation Date less the $200,000 payment of December 1st, 2008 ($3,600,000.00 less $200,000.00 = $3,400,000.00).

2.

Under the terms of Paragraph 1.02 of the Agreement, the Optionor may, at its sole discretion, elect to accept the payment for its shares ($16,000,000.00) either (a) in cash or (b) in shares of a Third Party with whom the Optionor might have dealings relating to the Property or (c) a combination of cash and aforesaid shares. Said election shall be made by the shareholders either individually or as a group.

In Witness Whereof this Agreement has been executed by the parties hereto as of the day and year first above written.

______________________) ______________________
Witness) RHONDA SMERCHANSKI, for and
) on behalf of all Shareholders of
) 2588111 Manitoba Ltd.

CLIFTON STAR RESOURCES INC.) per: ______________________
) HARRY MILLER
) PRESIDENT

2588111 MANITOBA LTD.) per: ______________________
)
)

173714 CANADA INC.) per: ______________________
)
)

AMENDMENT TO AN
AGREEMENT

AMONG
THE SHAREHOLDERS OF BEATTIE GOLD MINES LTD.
AND
CLIFTON STAR RESOURCES INC.
AND
BEATTIE GOLD MINES LTD.

MADE AS OF THE 22ND DAY OF JULY, 2008

Amendment to an Agreement made as of the 22nd day of July, 2008

BETWEEN

THE SHAREHOLDERS OF BEATTIE GOLD MINES LTD., all of 2147

Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J

OL4;

(hereinafter referred to as the "Optionor")

OF THE FIRST PART

AND:

CLIFTON STAR RESOURCES INC., having its registered office at 430-

580 Hornby Street, in the City of Vancouver, in the Province of British

Columbia, V6C 3B6;

(hereinafter called the "Optionee")

OF THE SECOND PART

AND:

BEATTIE GOLD MINES LTD., having its registered office at 2147

Portage Avenue, in the City of Winnipeg, in the Province of Manitoba, R3J

OL4;

(hereinafter called "Beattie")

OF THE THIRD PART

WHEREAS the Parties hereto entered into an Agreement dated May 1st, 2008, (hereinafter referred to as "the Agreement") which is attached as Schedule A.

AND WHEREAS there has been unforeseeable delay associated with the performance of the due diligence required by the Optionee in order to make a decision whether or not to continue with the Agreement. In consideration of the

Parties hereto continuing to honour it, the Agreement is amended as follows:

1.

Under the terms of Paragraph 1(b) of the Agreement, the Parties agree to extend to December l', 2008, the time allowed for the Optionee to perform due diligence and make a decision whether or not to continue under the terms of the Agreement. On or before December 1st, 2008, if the Optionee decides to proceed with the Agreement, it shall deliver to the Optionors written notice of that decision. The date of such notice shall be the "Confirmation Date".

2.

For purposes of clarification only, under the terms of Paragraph 1.02 of the Agreement, the final paragraph thereof shall be changed to read as follows:

"In addition, subsequent to Closing, the Optionee shall pay to the Optionors a bonus of Six Million ($6,000,000.00) Dollars if at any time there is a minimum of 2,000,000 ounces of gold drill inferred on the Property and confirmed by a pre-feasibility report prepared by an accredited engineering firm which report would be compliant with NI43-101. Moreover, if the Optionee transfers directly or indirectly, any of the shares or interest in the Property (including but not limited to a transfer in the control of the Optionee) to a third party, the said bonus shall be paid."

In Witness Whereof this Agreement has been executed by the parties hereto as of the day and year first above written.

Schedule A to an Amendment to an Agreement as of the 22nd day of July, 2008

OPTION AGREEMENT

This Option Agreement made as of May 1st, 2008 (the "Effective Date") among The Shareholders of Beattie Gold Mines Ltd. identified in Schedule "A" attached hereto, all of 2147 Portage Avenue, Winnipeg, Manitoba R3J OL4 (the "Optionors") and Clifton Star Resources Inc., having its registered office at 430-580 Homby Street, Vancouver, British Columbia V6C 3B6 (the "Optionee") and Beattie Gold Mines Ltd. ("Beattie"), having its registered office at 2147 Portage Avenue, Winnipeg, Manitoba R3J OL4, is evidence that:

(a)

the Optionee is a reporting issuer whose common shares are listed on the TSX Venture Exchange;

(b)

the Optionors are the legal and beneficial owners of all of the issued and outstanding shares in the capital stock of Beattie;

(c)

Beattie is the legal and beneficial owner of a 100% undivided interest in an underground mining concession (MC#292) situated in the Province of Quebec (the "Property");

(d)

the Optionee wishes to acquire an option to purchase all of the issued and outstanding shares of Beattie.

And in consideration of $1.00 paid by each party to this Agreement to the other, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants and agreements herein contained, the parties hereto have agreed and do hereby agree as follows:

1.

OPTION AND EXERCISE

1.01

The Optionors hereby grant to the Optionee the option to acquire 100% of the issued and outstanding shares in the capital stock of Beattie (the "Option") in consideration of payment of the following amounts in this paragraph 1.01 (collectively the "Option Price"):

(a)

the Optionee shall pay to the Optionors Four Hundred Thousand ($400,000.00) Dollars on the Effective Date;

(b)

on or before three (3) calendar months from the Effective Date, the Optionee shall perform such due diligence as is required and shall make a decision whether or not to continue under the terms of this Option Agreement. If the Optionee decides to proceed with the Option Agreement, it shall deliver to the Optionors written notice of that decision. The date of such notice shall be the "Confirmation Date";

(c)

On the Confirmation Date, together with the written notice to proceed, the Optionee shall pay to the Optionors the sum of Three Million Six Hundred Thousand ($3,600,000.00) Dollars;

Such amounts payable under this paragraph 1.01 shall be non-refundable.

1.02

In the event that the Optionee shall have paid the Optionors in full for the Option described in paragraph 1.01 and that the Optionee is not in default of any of its obligations hereunder, then the Optionee shall have the right to purchase all but not less than all of the issued and outstanding shares in the capital stock of Beattie (the "Shares") from the Optionors on or before twelve (12) calendar months from the Confirmation Date (or such other later date as may be agreed upon among the Optionors and the Optionee) by delivering written notice to the Optionors indicating the Optionee's intention to so purchase all, but not less than all of the Shares (the "Exercise Notice"). Such Exercise Notice shall be accompanied by the payment of Sixteen Million ($16,000,000.00) Dollars at which time the Shares shall be transferred by the Optionors to the Optionee (the "Closing").

In addition, subsequent to the Closing, the Optionee shall pay to the Optionors a bonus of Six Million ($6,000,000) Dollars if at any time after the Closing there is a minimum of 2,000,000 ounces of gold drill inferred on the Property or if the Optionee subsequently transfers, directly or indirectly, any of the Shares or any interest in the Property (including but not limited to a transfer in the control of the Optionee) to a third party.

1.03

The Optionee may, at its sole discretion, accelerate any payments described in paragraphs 1.01 and 1.02.

1.04

In the event that the Optionee fails to make any of the payments described in paragraph 1.01, or deliver the Exercise Notice and the payments described in paragraph 1.02 within the prescribed delay, or is in breach of any of its obligations hereunder, this Agreement shall automatically terminate without further action by the Optionors, and the Optionee shall comply with all of its other obligations described in paragraph 2, and shall have no further interest in the Shares or the Property.

2.

OBLIGATIONS OF THE OPTIONEE UP TO THE CLOSING

2.01

The Optionee shall only act as the operator of the work to be carried out on the Property and in accordance with the obligations of Optionee set forth in paragraph 2. No mining of the Property or processing of any materials from the Property is to be commenced by the Optionee prior to the Closing pursuant to paragraph 1.02.

2.02

Prior to the Closing, the Optionee shall not take any clean up or bulk samples from the Property.

2.03

From the Effective Date up to the Closing, the Optionee shall be responsible for and pay:

(a)

all Property maintenance expenses including but not limited to Property taxes, assessment work commitments, legal, environmental studies, insurance, bonds and closure plans and permitting;

(b)

any expenses associated with re-opening underground workings or development of other mineralized zones on the Property which work shall be done in compliance with all relevant laws and regulations.

2.04

The Optionee shall have the right at all times up to Closing to enter in and upon the Property and to the extent that it is in its sole discretion may consider advisable to explore, examine, prospect, investigate, map, survey, and diamond drill the Property or any part or parts thereof, all in accordance with all the laws and regulations applicable in the Province of Quebec and subject to this Agreement. In doing such exploration and development work, the Optionee may treat the Property as a group or in conjunction with adjoining claims which the Optionee may own and may explore the Property by means of drilling or by any other exploration method as recommended by its engineers, geologists and consultants. The Optionee shall have custody, possession and control of all drill cores during the term of this Agreement and in the event of the termination of this Agreement shall deliver up to the Optionors all such drill cores, together with all assays, geological information, models, maps and reports made, prepared, or taken in connection with the work conducted, or to be conducted, on the Property pursuant to the terms of this Agreement. The Optionee shall have the right to do such prospecting, exploration or, development work thereon as the Optionee in its sole discretion may determine advisable; to bring upon and erect upon the Property building, and equipment as the Optionee may deem advisable and subject to paragraph 2.02; to remove therefrom and dispose of reasonable quantities or ores and minerals for the purposes of obtaining assays or making other tests.

2.05

The Optionee hereby covenants and agrees with the Optionors and Beattie as follows:

(a)

that it will carry out its operations on the Property in a careful, environmentally conscious, and professional manner as per ministry and industry standards and in accordance with all the laws and regulations applicable in the Province of Quebec and Canada;

(b)

that it will properly pay all accounts of every nature and kind for wages, supplies, Workers' Compensation Assessments, income tax deductions and all other accounts and indebtedness incurred by it so that no claim or lien may arise against the Property or the ores or minerals contained therein, and it will indemnify the Optionors and Beattie and save them harmless from any and all loss, costs, actions, suits, damages or claims which may be made against the Optionors or Beattie in respect of the Optionee's operations on the Property;

(c)

upon the termination of this Agreement for any reasons that it will leave the Property in a safe condition in accordance with applicable laws and regulations including but not limited to environmental and mining laws and regulations;

(d)

that it will at all times maintain and keep true and correct records of all production and disposition thereof and of all costs and expenditures incurred as well as all other data necessary or proper for the settlement of accounts between the parties hereto in connection with their rights and obligations under this Agreement. Such records shall be open at all reasonable times upon reasonable notice for inspection by the Optionors or Beattie or their duly authorized representative;

(e)

that it shall, at its sole cost and expense, obtain and continuously maintain until Closing, insurance coverage, placed with a reputable insurer, and in a format that is acceptable to the Optionors. The Optionors and Beattie shall be added as additional insureds on these insurance policies and copies of same shall be delivered to the Optionors prior to the Optionee commencing any work upon the Property. Each insurance policy shall state that it cannot be cancelled, allowed to lapse or to be materially altered without at least thirty (30) days prior written notice to the Optionors. Each such insurance policy shall contain a waiver of all rights of subrogation by the underwriters and insurers as against the Optionors, and Beattie, its directors, officers, employees, agents, contractors, and/or subcontractors. Such insurance to include:

(i)

Workers' Compensation covering all employees working on the Property in accordance with the statutory requirements of the Province of Quebec.

(ii)

Employer's Liability Insurance covering each employee working on the Property with limits of not less than One Million ($1,000,000.00) dollars per employee, per occurrence.

(iii)

Commercial General Liability Insurance, including:

·

A combined single limit of Five Million ($5,000,000) Dollars for each occurrence or accident

·

Coverage for bodily injury (up to and including death) and for injury to or destruction of property (including loss of use or occupancy) arising out of any operations on the Property

·

Coverage for contractual liability, environmental liability, tortious liability, personal injury, contractor's protective liability, completed operations liability, and occurrence basis property damage.

(iv)

Automobile Liability Insurance covering all motor vehicles, owned or non-owned, operated, used and/or hired with an inclusive bodily injury, death, and property damage limit per occurrence of not less than Two Million ($2,000,000) dollars.

(f)

that it will allow the Optionors or any duly authorized agent or representative of the Optionors or Beattie to inspect the Property upon giving the Optionee 48 hours written notice; PROVIDED HOWEVER, that it is agreed and understood that the Optionors or any such agent or representative shall not interfere with the Optionee's activities on the Property and shall be at his/her own risk and that the Optionee shall not be liable for any loss, damage or injury incurred by the Optionors or his/her agent or representative arising from its inspection of the Property, however caused;

(g)

that it will obtain all necessary environmental permits prior to commencing operations on the Property and it will be responsible for any Environmental assessments, penalties, fines, and compliance with orders made by government bodies as a result of operations on the Property;

(h)

that it shall provide the Optionors with copies of all Engineering and Geological reports, maps and other data pertaining to the Property and any exploration or development work or examinations of said Property. The Optionors agree that all data, reports, records, and other information relating to the Property will be treated as confidential;

(i)

Until Closing or termination of this Agreement, the Optionee shall notify the Optionors, as soon as reasonably possible, of any situation or event resulting from the work he performed on the Property which might negatively impact the Property, and notify the Optionors, as soon as possible if the Optionee has any reason to believe the Property may be affected by an environmental or mining problem. In addition, Optionee shall notify Optionors as soon as reasonably possible of any visit or formal request by any governmental agency or regulatory authority to examine the Property

(j)

that it shall not disclose to any third party or to the public any information concerning the Property or the results of operations on the property without the express written consent of the Optionors, except as are necessary to abide with the Statutes and Regulations of the Provinces of British Columbia, Manitoba, Quebec or Canada or the TSX Venture Exchange;

(k)

that it will indemnify and hold harmless the Optionors and Beattie from and against any damage, claim, demand, loss, liability, cause of action, proceeding, judgment, recovery, deficiency, costs and expenses (including without limitation, interests, penalties and attorney's fees and disbursements and amounts paid in settlement) suffered or sustained by Optionors or Beattie, arising out or relating to the Optionee's failure to duly perform, observe or fulfill and comply with this paragraph 2 or in relation to any work done on the Property up to Closing, unless caused by the fault of the Optionors.

3.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONORS

3.01

As of the date of this Agreement, and at the Closing, each of the Optionors severally represents and warrants to the Optionee that:

(a)

he/she is the sole legal and beneficial owner of the shares set opposite his/her respective name on Schedule "A" attached hereto;

(b)

his/her shares of Beattie have been validly issued and are outstanding as fully paid and non-assessable shares in the capital of Beattie;

(c)

he/she has full power and authority to execute and deliver this Agreement;

(d)

nether the execution and delivery of this Agreement, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which he/she is a party;

(e)

he/she will diligently and in good faith perform his/her duties and obligations under this Agreement.

3.02

The representations and warranties of the Optionors herein before set out form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement and shall survive the execution of this Agreement.

3.03

The Optionors will, on a several basis, indemnify and save the Optionee harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by him/her, and the Optionors acknowledge that the Optionee has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known to the Optionee or its officers, directly or through professional advisors, shall limit or extinguish the right to indemnity hereunder. In addition to any other remedies it may pursue, the Optionee may deduct the amount of any such loss or damage from any amounts payable by it to the respective Optionors hereunder. The liability of each of the Optionors under this paragraph shall be prorata and will be limited to the after tax amounts that have been paid to each of the Optionors under the terms of this Agreement. The Optionors' obligations to indemnify the Optionee under this paragraph shall expire at the end of the first year after the Closing.

4.

REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE

4.01

As of the date of this Agreement, and at the Closing, the Optionee represents and warrants to the Optionors that:

(a)

it has been duly incorporated and validly exists as a corporation in good standing under the laws of the Province of British Columbia, and in each jurisdiction in which it carries on business or holds assets, is up-to-date in its corporate filings with all applicable regulatory authorities;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, the Articles or the constating documents of the Optionee or any shareholders or directors resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound;

(c)

no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding-up or placing it in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(d)

it has power and authority to carry on its business;

(e)

neither the execution and delivery of this Agreement, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

(f)

it will diligently and in good faith perform its duties and obligations under this Agreement;

(g)

the execution and delivery of this Agreement contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents;

(h)

the Optionee acknowledges having been provided by the Optionors and Beattie with a written description and divulgation of all past environmental issues associated with the Property, and being given free and unrestricted access to Beatties's counsel to obtain all explanations that the Optionee saw fit in relation to said issues and any possible proceedings resulting therefrom, including but not limited to a proposed ordinance from the Minister of Natural Resources, Quebec (May 25, 2005) concerning the tailings on the surface of the Property which has been provided to the Optionee;

(i)

there are no adverse claims or litigation in existence or pending against the Optionee that might adversely affect the Property.

4.02

The representations and warranties contained in paragraph 4.01 are provided for the exclusive benefit of the Optionors, and a breach of any one or more thereof may be waived by the Optionors in whole or in part at anytime without prejudice to their rights in respect of any other breach of the same or any other representation or warranty and the representations and warranties contained in paragraph 4.01 shall survive the execution of this Agreement.

4.03

The Optionee will indemnify and save the Optionors harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by the Optionee, and the Optionee acknowledges that the Optionors have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known to the Optionors directly or through professional advisors, shall limit or extinguish the right to indemnity hereunder.

5.

CLOSING

5.01

At Closing, the Optionors shall deliver the Shares free and clear of all encumbrances together with executed stock transfers.

5.02

At Closing, the Optionors agree to make the following deliveries to the Optionee:

(a)

all corporate records and books of account of Beattie including, without limiting the generality of the foregoing, all minute books and accounting records;

(b)

a general release executed by the Optionors releasing Beattie from any and all claims that he/she may have against Beattie;

(c)

the executed resignations of the remaining directors and officers of Beattie;

(d)

a certified resolution of the directors of Beattie approving this Agreement and all transactions contemplated herein.

6.

NOTICE

6.01

Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered or mailed by registered mail at the addresses first herein appearing and any notice given as aforesaid shall be deemed to have been delivered when delivered, or if mailed, to be delivered on the said business day after the date of mailing except in the event of postal disruption, when notice shall be delivered. Any party may, from time to time by notice in writing, change its address for the purpose of this paragraph.

7.

GOVERNING LAW

7.01

The terms of this Agreement shall be construed in accordance with the laws of the Province of Manitoba.

8.

ENUREMENT

8.01

This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, or successors as the case may be. This Agreement is not assignable by the Optionee without the prior written consent of the Optionors,

9.

COMMISSIONS

9.01

The Optionors shall indemnify and save harmless the Optionee from and against all claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who has acted for, or purports to act for, the Optionors in connection with this Agreement.

9.02

The Optionee shall indemnify and save harmless the Optionors from and against any claims whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who has acted for, or purports to act for, the Optionee in connection with this Agreement.

10.

ADDITIONAL TERMS

10.01

Each of the parties hereto agree to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement.

10.02

This Agreement shall supersede and replace any other pre-existing arrangements, whether oral or written between the parties hereto in respect of the subject matter of this Agreement.

10.03

This Agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

10.04

Time is hereby expressly made of the essence with respect to the performance by the parties of their respective obligations under this Agreement.

10.05

Nothing contained in this Agreement shall cause a party to be a partner, agent or legal representative of any other party. It is intended that this Agreement shall not create the relationship of a partnership between the parties and that no act done by any party pursuant to the provisions hereof shall operate to create such a relationship. Without limiting the generality of the foregoing, the Optionee in its operations hereunder shall be deemed to be an independent contractor. The Optionee shall not act or hold itself out as agent for any of the parties nor make any commitments on behalf of any of the parties unless specifically permitted by this Agreement or directed in writing by a party.

10.06

All reference to monies hereunder are to Canadian dollars and all payments to be made to any party hereunder may be made by wire transfer or bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks shall be deemed to be the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

10.07

The headings of the Sections of this Agreement are for convenience only and do not form a part of this Agreement, nor are they intended to affect the construction of anything herein contained or govern the rights and liabilities of the parties.

10.08

This Agreement may not be changed orally but only by an agreement in writing, duly executed by the party or parties against which enforcement, waiver, change, modification or discharge is sought.

10.09

Words used herein importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include firms and corporations.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

Schedule "A"

To the Agreement among the Shareholders of Beattie Gold Mines Ltd., Clifton Star
Resources Inc., and Beattie Gold Mines Ltd. made as of the lst day of May, 2008

Shareholders

Schedule "B"

To the Agreement among the Shareholders of Beattie Gold Mines Ltd., Clifton Star
Resources Inc., and Beattie Gold Mines Ltd. made as of the 1st day of May, 2008

Property

The Property, Underground Mining Concession 292 which is situated in the Province of Quebec, is outlined on the attached map.

VII
399.702 chs.
90° 00' 50"
BLOC
VI
160 ACRES
A-1
(CAD.)
CHEMIN DE FER DÉSAFFECTÉ
A-2
Route #63
I-B
(CAD.)
BLOC 2 (C.M. 384)
1 (N.S.)
4 (CAD.)
8 (N.S.)
8-A
(CAD.)
LIGNE DE TRANS. D'ENERGIE ELEC.
100 pieds
90 PIEDS
161.435 chs.
80.835
80.60
V
BLOC A (N.S.)
LIGNE DE TRANSPORT
Chemin
132.70 chs.
77.35
BLOC A (N.S.)
Réserve pour Chemin
LAC DU GRIS
Rivière Lanaudière
LAC MONAST
IV
III
322.83 chs.
80.80
80.71
Rivière